Exhibit 10.1

BLAKE DAWSON WALDRON

L A W Y E R S

Amendment Deed
Novogen Research Pty Limited
ABN 87 060 202 931
Marshall Edwards Pty Limited
ABN 36 099 665 675
7 June 2006

Level 36
Grosvenor Place
225 George Street
Sydney NSW 2000
Telephone: +61 2 9258 6000	7 June 2006
Fax: +61 2 9258 6999	Ref: BLM 02 1372 3369
©Blake Dawson Waldron 2006

CONTENTS

1.	INTERPRETATION		1
	1.1	Definitions	1
	1.2	Terms defined in the License Agreement	1
	1.3	Rules for interpreting this document	1
2.	CONSIDERATION		2
3.	AMENDMENT		2
	3.1	Amendments effective	2
	3.2	Amendments — Novogen Developments	2
	3.3	Amendments — Milestone License Fee	3
4.	REPRESENTATIONS AND WARRANTIES		4
	4.1	Representations and warranties	4
	4.2	Reliance on representations and warranties	5
5.	GENERAL		5
	5.1	Governing law	5
	5.2	Liability for expenses	2
	5.3	Giving effect to this document	5
	5.4	Amendment	5
	5.5	Counterparts	5

AMENDMENT DEED
DATE     7 June 2006
PARTIES

Novogen Research Pty Limited ABN 87 060 202 931 of 140 Wicks Road, North Ryde NSW 2113 Australia (Novogen Research)

Marshall Edwards Pty Limited ABN 36 099 665 675 of 140 Wicks Road, North Ryde NSW 2113 Australia (MEPL)
RECITALS
A.     The parties are parties to the Licence Agreement.
B.     The parties wish to amend the Licence Agreement on the terms of this document.
OPERATIVE PROVISIONS
1.     INTERPRETATION
1.1 Definitions

The following definitions apply in this document.

Effective Date means the date this document is executed by the last of the parties to execute it.

Licence Agreement means the agreement entitled “Amended and Restated Licence Agreement” between Novogen Research and MEPL dated 24 September 2003.
1.2 Terms defined in the Licence Agreement

Terms that are not defined in clause 1.1 and that are defined in the Licence Agreement (as amended by this document) have the same meaning in this document.
1.3 Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the content makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.
2.     CONSIDERATION
      Each party acknowledges that it has received valuable consideration for entering into this document.
3.     AMENDMENT
3.1     Amendments effective

(a)	The Licence Agreement is amended with effect on the Effective Date in accordance with clauses 3.2 and 3.3.

(b)	Subject to paragraph (c), paragraph (a) does not affect any right or obligation that arises before the Effective Date.

(c)	The amendments in clause 3.2 are deemed to have taken effect on and from the date the Licence Agreement was executed by the last of the parties to execute it.
3.2     Amendments — Novogen Developments

(a)	The definition of “Novogen Developments” is deleted and replaced with the following:

“Novogen Developments” means all developments of, improvements to, enhancements to, or adaptations of Products or Licensed Know How, whether patentable or otherwise, in the Field which during the Term are made or acquired by Novogen Research, Novogen Limited or Novogen Laboratories Pty. Limited (ABN 42 002 489 947) or their employees, contractors or agents, which Novogen Research is free to license or disclose to MEPL, but does not include any Option

Compound or any new isoflavonoid compound having a formula which does not fall within the claims of the Product Patent Rights.

(b) After the definition of “Novogen Limited” the following definition is added:

“Option Compound” has the meaning given in the document entitled “Amended and Restated Licence Option Deed” between Novogen Research and MEPL dated 24 September 2003.
3.3     Amendments — Milestone Licence Fee

(a)	In the definition of “Milestone Licence Fee”, after paragraph (c), a new paragraph (d) is added as follows:

(d)	upon the receipt by MEPL of the first:

(i)	approval by the FDA of a New Drug Application (NDA) for a Product (on an accelerated basis or otherwise);

(ii)	approval or authorisation of any kind to market a Product in the United States; or

(iii)	approval or authorisation of any kind by a Government Agency in any other country to market a Product,

(the Approval Date): US$8,000,000, together with interest on that amount from (and including) 31 December 2006 to (but excluding) the Approval Date, at the Bank Bill Rate;

(b)	In the definition of “Milestone Licence Fee”, after new paragraph (d), existing paragraph (d) is renumbered (e) and the date “31 December 2005” is replaced with “31 December 2006”.

(c)	After the definition of “Authorisation” the following definitions are added:

“Bank Bill” means a bill of exchange (as defined in the Bills of Exchange Act 1909 (Cth)) that has been accepted by a bank authorised under a law of the Commonwealth or any state to carry on banking business.

“Bank Bill Rate” means, for a period:

(a)	the average, expressed as a yield per cent per annum (rounded up (if necessary) to 4 decimal places) of all rates quoted on each day in the period as the 180 day bank-accepted bill rate on the web site of the Reserve Bank of Australia at www.rba.gov.au (or any web site that replaces that web site); or

(b)	if no rate can be calculated under paragraph (a), the bid rate available to MEPL at about 11:00 am (Sydney time) on that day, as conclusively determined in good faith by MEPL, for Bank Bills that have the tenor described in paragraph (a).

4.     REPRESENTATIONS AND WARRANTIES
4.1     Representations and warranties
      Each party represents and warrants that:

(a)	(status) it is a company limited by shares under the Corporations Act;

(b)	(power) it has full legal capacity and power:

(i)	to own its property and assets and to carry on its business; and

(ii)	to enter into this document and to carry out the transactions that it contemplates;

(c)	(corporate authority) it has taken all corporate action that is necessary or desirable to authorise its entry into this document and its carrying out the transactions that it contemplates;

(d)	(Authorisations) it holds each Authorisation that is necessary or desirable to:

(i)	execute this document and to carry out the transactions that it contemplates; and

(ii)	ensure that this document is legal, valid, binding and admissible in evidence,

and it is complying with any conditions to which any of these Authorisations is subject;

(e)	(document effective) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to any necessary stamping or registration;

(f)	(no contravention) neither its execution of this document, nor the carrying out by it of the transactions that it contemplates, does or will:

(i)	contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

(ii)	contravene any Authorisation;

(iii)	contravene any undertaking or instrument binding on it or any of its property; or

(iv)	contravene its constitution; and

(g)	(no trust) it is not entering into this document as trustee of any trust or settlement

4.2	Reliance on representations and warranties
      Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that it contemplates in reliance on the representations and warranties that are made or repeated in this clause.

5.	GENERAL

5.1	Governing law
      This document is governed by the law in force in New South Wales.

5.2	Liability for expenses
      Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

5.3	Giving effect to this document
      Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

5.4	Amendment
      This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

5.5	Counterparts
      This document may be executed in counterparts.
EXECUTED as a deed.
EXECUTED by NOVOGEN
RESEARCH PTY LIMITED:

DAVID SEASON	RONALD LEA ERRATT

Name	Name

EXECUTED by MARSHALL
EDWARDS PTY LIMITED:

S. BRECKENRIDGE	DAVID SEASON

Name	Name